EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in this Registration Statement (Form S-8) of Oracle Corporation pertaining to the following:
Oracle Corporation Amended and Restated 2000 Long-Term Equity Incentive Plan
Oracle Corporation Amended and Restated 1993 Directors’ Stock Plan
Oracle Corporation 1991 Long-Term Incentive Plan, as amended
Oracle Corporation Employee Stock Purchase Plan (1992), as amended and restated
ProfitLogic, Inc. Second Amended and Restated 1999 Stock Incentive Plan, as amended
Peoplesoft, Inc. Amended and Restated 1989 Stock Plan
Peoplesoft, Inc. 2001 Stock Plan
Peoplesoft, Inc. 2000 Nonstatutory Stock Option Plan
Peoplesoft, Inc. 1992 Directors’ Stock Option Plan
Peoplesoft, Inc. 2003 Directors Stock Plan
Intrepid Systems, Inc. 1992 Stock Option Plan
J.D. Edwards & Company 1992 Incentive Stock Option Plan
J.D. Edwards & Company 1992 Nonqualified Stock Option Plan
J.D. Edwards & Company 1997 Equity Incentive Plan
J.D. Edwards & Company 2003 Equity Incentive Plan
Red Pepper Software Company 1993 Stock Option Plan
Skillsvillage 1999 Stock Plan
Teamscape Corporation 1998 Stock Plan
Trimark Technologies, Inc. 1993 Stock Option Plan
The Vantive Corporation Amended and Restated 1991 Stock Option Plan
The Vantive Corporation 1997 Nonstatutory Stock Option Plan
Oracle Corporation 1993 Deferred Compensation Plan
Oracle Corporation 401(k) Savings and Investment Plan
of our reports dated June 30, 2005, with respect to the consolidated financial statements and schedule of Oracle Systems Corporation, formerly known as Oracle Corporation, included in its Annual Report (Form 10-K/A) for the year ended May 31, 2005, Oracle Systems Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Oracle Systems Corporation, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Francisco, California
January 30, 2006